LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025

Loma Negra Compañía Industrial Argentina Sociedad Anónima Consolidated condensed interim financial statements as of September 30, 2025 Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 Contents Unaudited consolidated condensed interim statement of profit or loss and other comprehensive income Unaudited consolidated condensed interim statement of financial position Unaudited consolidated condensed interim statement of changes in equity Unaudited consolidated condensed interim statement of cash flows Notes to the unaudited consolidated condensed interim financial statements: 1. Legal information 2. Basis of preparation 3. Critical accounting judgments and key sources used for estimating uncertainty 4. Sales revenues 5. Cost of sales 6. Selling and administrative expenses 7. Other net gains and losses 8. Tax on bank accounts debits and credits 9. Financial results, net 10. Income tax expense 11. Earnings per share 12. Property, plant and equipment 13. Right of use of assets and lease liabilities 14. Investments 15. Inventories 16. Related party transactions and balances 17. Other receivables 18. Trade accounts receivable 19. Capital stock and other capital related accounts 20. Borrowings 21. Accounts payable 22. Provisions 23. Tax liabilities 24. Other liabilities 25. Cash and cash equivalents 26. Non-cash transactions 27. Segment information 28. Financial instruments 29. Compromises 30. Ferrosur Roca S.A. concession and related rail services 31. Complaints brought against the group and others in the United States 32. The argentine context 33. Officially stamped books Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME AS OF SEPTEMBER 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

		Nine months		Three months	
	Notes	30.09.2025	30.09.2024	30.09.2025	30.09.2024
Net revenues	4	577,482,992	640,330,192	209,272,454	238,066,858
Cost of sales	5	(455,044,548)	(481,471,576)	(173,011,598)	(184,343,491)
Gross profit		**122,438,444**	**158,858,616**	**36,260,856**	**53,723,367**
Selling and administrative expenses	6	(60,447,872)	(63,823,174)	(19,282,005)	(21,830,489)
Other gains and losses	7	3,445,998	2,408,314	1,212,496	1,579,030
Tax on bank accounts debits and credits	8	(6,472,835)	(6,709,668)	(2,235,063)	(2,399,213)
FINANCIAL RESULTS, NET					
Exchange rate differences	9	(64,892,069)	(40,383,373)	(29,811,284)	(12,609,459)
Gain on net monetary position		65,194,845	293,038,611	18,550,492	45,462,055
Financial income	9	2,585,691	1,521,412	1,383,126	747,487
Financial expenses	9	(39,303,224)	(86,162,319)	(18,855,334)	(16,999,951)
Profit (loss) before tax		**22,548,978**	**258,748,419**	**(12,776,716)**	**47,672,827**
INCOME TAX EXPENSE					
Current	10	(10,258,532)	(68,382,585)	2,853,004	(17,988,046)
Deferred	10	3,402,384	(29,970,130)	1,336,742	(1,813,984)
NET PROFIT (LOSS) FOR THE PERIOD		**15,692,830**	**160,395,704**	**(8,586,970)**	**27,870,797**
Net profit (loss) for the period attributable to:					
Owners of the Company		16,076,455	160,254,633	(8,467,647)	27,575,918
Non-controlling interests		(383,625)	141,071	(119,323)	294,879
NET PROFIT (LOSS) FOR THE PERIOD		**15,692,830**	**160,395,704**	**(8,586,970)**	**27,870,797**
Earnings per share (basic and diluted) in Argentine pesos	11	27.5526	274.6532	(14.5122)	47.2609

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

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Notes 30.09.2025 31.12.2024 ASSETS Non-current assets Property, plant and equipment 12 1,272,918,543 1,285,766,274 Right of use of assets 13 3,212,785 3,874,132 Intangible assets 6,332,429 3,533,508 Investments 14 84,645 84,645 Goodwill 844,277 844,277 Inventories 15 98,451,482 81,676,537 Other receivables 17 1,765,245 7,627,747 Other assets 402,504 829,654 Total non-current assets 1,384,011,910 1,384,236,774 Current assets Inventories 15 233,654,145 246,083,622 Other receivables 17 40,953,573 16,869,652 Trade accounts receivable 18 74,296,710 60,067,490 Investments 14 103,844,068 705,533 Cash and banks 11,377,461 9,726,682 Total current assets 464,125,957 333,452,979 Total assets 1,848,137,867 1,717,689,753 The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 2

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF FINANCIAL POSITION AS OF SEPTEMBER 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Notes	30.09.2025	31.12.2024
SHAREHOLDERS' EQUITY AND LIABILITIES			
Capital stock and other capital related accounts	19	322,487,047	322,487,047
Reserves		645,124,708	457,528,996
Retained earnings		16,076,455	187,595,712
Equity attributable to the owners of the Company		**983,688,210**	**967,611,755**
Non-controlling interests		(654,555)	(270,930)
Total shareholders' equity		**983,033,655**	**967,340,825**
LIABILITIES			
Non-current liabilities			
Borrowings	20	155,375,972	85,646,123
Lease liabilities	13	1,541,258	2,193,302
Provisions	22	14,485,508	13,710,269
Salaries and social security payables		1,272,949	1,840,119
Other liabilities	24	1,197,374	1,232,100
Deferred tax liabilities	10	315,673,287	319,075,671
Total non-current liabilities		**489,546,348**	**423,697,584**
Current liabilities			
Borrowings	20	241,364,432	122,795,662
Lease liabilities	13	2,023,175	1,693,326
Accounts payable	21	92,593,938	114,149,189
Advances from customers		8,989,253	7,819,259
Salaries and social security payables		16,480,329	21,844,101
Tax liabilities	23	12,761,974	57,134,698
Other liabilities	24	1,344,763	1,215,109
Total current liabilities		**375,557,864**	**326,651,344**
Total liabilities		**865,104,212**	**750,348,928**
Total shareholders' equity and liabilities		**1,848,137,867**	**1,717,689,753**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF SEPTEMBER 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions											
	Capital Stock	Capital adjustments	Share premium	Treasury stocks trading premium	Merger premium	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2025	**58,348**	**114,336,615**	**169,520,493**	**456,518**	**38,115,073**	**23,370,830**	**182,428**	**433,975,738**	**187,595,712**	**967,611,755**	**(270,930)**	**967,340,825**
Resolved by Ordinary General Shareholders' Meeting dated April 23, 2025:												
Optional reserve	-	-	-	-	-	-	-	187,595,712	(187,595,712)	-	-	-
Net income for the period	-	-	-	-	-	-	-	-	16,076,455	16,076,455	(383,625)	15,692,830
Balances as of September 30, 2025	**58,348**	**114,336,615**	**169,520,493**	**456,518**	**38,115,073**	**23,370,830**	**182,428**	**621,571,450**	**16,076,455**	**983,688,210**	**(654,555)**	**983,033,655**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY AS OF SEPTEMBER 30, 2024
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	Owners contributions																
	Capital Stock	Treasury shares	Capital adjustments	Treasury shares adjustments	Share premium	Treasury stock shares premium	Treasury stocks trading premium	Merger premium	Cost of treasury stock	Share-based payment plans	Legal reserve	Environmental reserve	Optional Reserve for Future Dividends	Retained earnings	Shareholders' equity attributable to owners of the parent company	Non-controlling interest	Total
Balances as of January 1, 2024	**58,348**	**-**	**114,336,615**	**-**	**169,520,493**	**-**	**421,868**	**38,115,072**	**-**	**1,513,195**	**23,370,830**	**182,428**	**415,713,491**	**18,262,247**	**781,494,587**	**(47,711)**	**781,446,876**
Share-based payment plans										519,376	-	-	-	-	519,376	-	519,376
Acquisition of treasury stock	(33)	33	(64,286)	64,286	(871,733)	871,733	-	-	(725,491)	-	-	-	-	-	(725,491)	-	(725,491)
Granting of share-based plans	33	(33)	64,286	(64,286)	871,733	(871,733)	34,650	-	725,491	(760,141)	-	-	-	-	-	-	-
Resolved by Ordinary General Shareholders' Meeting dated April 25, 2024:																	
Optional reserve													18,262,247	(18,262,247)	-	-	-
Net income for the period														160,254,633	160,254,633	141,071	160,395,704
Balance as of September 30, 2024	**58,348**	**-**	**114,336,615**	**-**	**169,520,493**	**-**	**456,518**	**38,115,072**	**-**	**1,272,430**	**23,370,830**	**182,428**	**433,975,738**	**160,254,633**	**941,543,105**	**93,360**	**941,636,465**

The accompanying notes are an integral part of these consolidated condensed interim financial statements.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
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30.09.2025 30.09.2024 CASH FLOWS FROM OPERATING ACTIVITIES Net profit for the period 15,692,830 160,395,704 Adjustments to reconcile net profit to net cash generated by operating activities Income tax expense 6,856,148 98,352,715 Depreciation and amortization 61,313,973 61,598,427 Provisions 4,856,905 4,603,358 Exchange rate differences 58,217,825 37,311,109 Interest expense 32,207,514 63,710,351 Share-based payments - 519,376 Income on disposal of property, plant and equipment (540,843) (1,255,045) Loss (recovery) for derecognition of allowance for contributions paid to F.F.F.S.F.I. (640,583) 839,065 Gain on net monetary position (65,194,845) (293,038,611) Changes in operating assets and liabilities Inventories (3,555,436) (30,762,855) Other receivables (22,327,944) 13,090,320 Trade accounts receivable (28,161,663) (48,716,903) Advances from customers 2,357,450 (2,146,221) Accounts payable (4,081,844) 39,595,398 Salaries and social security payables (2,065,015) 7,059,498 Provisions (1,358,184) (993,169) Tax liabilities 21,265,780 (1,954,535) Other liabilities 464,055 (4,645,376) Income tax paid (68,459,615) (9,718,793) Net cash generated by operating activities 6,846,508 93,843,813 CASH FLOWS FROM INVESTING ACTIVITIES Proceeds from the operation of Yguazu Cementos S.A. 1,347,173 - Proceeds from disposal of property, plant and equipment 870,065 1,566,887 Payments to acquire property, plant and equipment (43,157,916) (63,072,758) Payments to acquire intangibles assets (3,874,869) (425,337) Payments to acquire investments (48,285,026) - Contributions to F.F.F.S.F.I. (1,108,355) (839,065) Net cash used in investing activities (94,208,928) (62,770,273) CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from borrowings 187,409,516 379,235,836 Issuance of corporate bonds 110,875,143 - Interest paid (25,751,071) (67,582,934) Dividends paid (2,418) - Lease payments (1,561,262) (1,626,708) Repayment of borrowings (131,548,767) (330,123,297) Repurchase of common stock - (725,491) Net cash generated by (used in) financing activities 139,421,141 (20,822,594) Net increase in cash and cash equivalents 52,058,721 10,250,946 Cash and cash equivalents at the beginning of the period (Note 25) 10,432,215 17,885,815 Effect of restating in constant currency of cash and cash equivalents (7,313,395) (10,781,234) Effects of the exchange rate differences on cash and cash equivalents in foreign currency 11,521,228 719,177 Cash and cash equivalents at the end of the period (Note 25) 66,698,769 18,074,704 Note 26 includes non-cash transactions The accompanying notes are an integral part of these consolidated condensed interim financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA UNAUDITED CONSOLIDATED CONDENSED INTERIM STATEMENT OF CASH FLOWS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 6

1. LEGAL INFORMATION Legal address: Loma Negra Compañía Industrial Argentina S.A. (hereinafter “Loma Negra”, “the Company” or “the Group”) is a corporation organized under the laws of the Argentine Republic with legal address in Boulevard Cecilia Grierson 355, 4th. Floor, City of Buenos Aires, Argentina. Fiscal year number: Fiscal year number 101, beginning January 1, 2025. Principal business of the Company: The Company and its subsidiaries, are referred to in these consolidated condensed interim financial statements as “the Group”. The main activity of the Group is the manufacturing and selling of cement and its derivatives, as well as the extraction of mineral resources that are used in the production process. At present, the Group has 8 cement factories in Argentina, in the provinces of Buenos Aires, Neuquén, San Juan and Catamarca. The Company also has mobile concrete plants that adapt to customer construction projects at all times. The Group, through its subsidiary Cofesur S.A.U., has a controlling interest in Ferrosur Roca S.A., a company whose capital is held by Cofesur S.A.U. with 80%, the National State with a 16% interest, and 4% has been transferred by the latter to the workers through a trust created for such purpose. Ferrosur Roca S.A. operates the railway cargo network of Ferrocarril Roca under a concession granted by the Argentine government in 1993 for a term of 30 years until March 2023, which allows access of several of Loma Negra’s cement production plants to the railway network. As a result of the National Government’s decision to put an end to the existing railway concession system in Argentina and shift to an open access model with the participation of private rail operators, the National Government decided not to grant extensions to the current concession contracts in the country. However, the Ministry of Transport published several resolutions precariously extending for periods between 12 and 18 months the concessions granted to various concessionaires, including Ferrosur Roca S.A. In July 2025, following a proposal from Nuevo Central Argentino S.A. to modify the terms of its concession contract, the Ministry of Economy granted Nuevo Central Argentino S.A. a formal extension of the concession until December 21, 2032. The resolution also instructed the Undersecretariat of Rail Transport to invite the remaining concessionaires, including Ferrosur Roca S.A. and Ferroexpreso Pampeano S.A., to submit similar contractual adjustment proposals, which could result in a longer-term formal renewal. Ferrosur submitted a letter outlining several relevant issues concerning the concession, which went unanswered by the administration. However, the current scheme of ten precarious and time-limited renewals, currently in effect until September 2025, was further extended by Resolution 52/2025 of the Secretariat of Transportation, extending the concession term of Ferrosur Roca S.A. until September 10, 2026, or an earlier date on which a new contracting model could be established. This resolution was challenged by Ferrosur through a motion for reconsideration, in which it alleged multiple breaches by the National Government and discriminatory treatment of Ferrosur. To date, the motion remains unresolved. Furthermore, the Undersecretariat of Transportation initiated the process to analyze, coordinate, and design a new contractual framework for the relationship between the National Government and the private sector for the operation of the current section of the National Railway Network under concession to Ferrosur Roca S.A. The Group has assessed potential business scenarios, based on its intention to continue providing railway services, and no significant impact is expected as of the issuance date of these consolidated financial statements (Note 30). The Group also has a controlling interest in Recycomb S.A.U., a company engaged in the treatment and recycling of industrial waste intended to be used as fuel or raw material. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 7

Date of registration in the Argentine General Inspection of Justice (IGJ): - Registration of the bylaws: August 5th, 1926, under N° 38, Book 46. - Last amendment registered to the bylaws: September 26th, 2023, under N° 16,416, Book 114, of Companies by shares. - Correlative Number of Registration with the IGJ: 1,914,357. - Tax identification number [CUIT]: 30-50053085-1. - Date of expiration: July 3, 2116. Parent company: InterCement Trading e Inversiones Argentina S.L. with 52.1409% of the Company’s capital stock and votes. Since 2024, the InterCement Group has been undergoing a reorganization process involving its controlling shareholder and some of its subsidiaries. Following an attempt to reach an agreement with its creditors through an out-of-court process, a judicial reorganization process was initiated in Brazil. On October 6, 2025, our indirect controlling shareholder, Intercement Participações S.A., announced that the Creditors' Meeting held that day approved a judicial reorganization plan. This plan includes the potential sale of Loma Negra's shares and the acquisition of a group of creditors as holders of full shareholding control of the InterCement Group. The plan must be ratified by the court handling the judicial reorganization process and approved by the relevant authorities. To date, we have no knowledge that this plan has been ratified or approved. Capital structure: As of September 30, 2025, the subscribed for and paid in capital amounts to $ 58,348,315.10, represented by 583,483,151 book-entry common shares with a nominal value of $ 0.10 each, and each entitling to one vote. 2. BASIS OF PREPARATION 2.1. Basis of preparation The accompanying consolidated condensed interim statement of financial position as of September 30, 2025, the consolidated condensed interim statement of profit or loss and other comprehensive income, consolidated condensed interim statement of changes in equity and of cash flows for the nine month period ended September 30, 2025 and the notes to the consolidated condensed interim financial statements (hereinafter, the “interim financial statements”) are unaudited and have been prepared as interim financial information. These interim financial statements are prepared in accordance with International Accounting Standard (“IAS”) 34, Interim Financial Reporting, pursuant to the provisions in Technical Resolution No. 26 (as amended) issued by the Argentine Federation of Professional Councils of Economic Sciences [FACPCE] and the Regulations issued by the Argentine Securities Commission [“Comisión Nacional de Valores” (CNV)]. Consequently, not all of the disclosures required in accordance with International Financial Reporting Standards (“IFRS”) for annual financial statements are included herein, hence, these consolidated condensed interim financial statements shall be read in conjunction with the Group’s consolidated financial statements for the fiscal year ended December 31, 2024 issued on March 6, 2025. In the opinion of the Group’s Management, these unaudited consolidated condensed interim financial statements include all normal recurring adjustments, which are necessary for a fair representation of financial results for the interim periods presented. The financial information as of December 31, 2024 presented in these unaudited consolidated condensed interim financial statements arises from our audited consolidated financial statements for the fiscal year ended December 31, 2024, restated in closing currency of the reported period, following the guidelines in IAS 29. Such guidelines have been described in Note 2.2 to our consolidated financial statements as of December 31, 2024. The results of operations for the nine-month period ended September 30, 2025 do not necessarily reflect the results for the full year. The Company believes that the disclosures are appropriate and adequate to consider that the information presented is not misleading. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 8

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

These consolidated condensed interim financial statements were approved for issue by the Board of Directors on November 6, 2025, the date when the interim financial statements were available for issuance.

As a consequence of the activities in which the Group is engaged, its transactions do not have a significant cyclical or seasonal character. Nevertheless, during the second half of the year, the volume of sales in Argentina has historically showed a slight increase.

2.2. Basis of consolidation

These interim financial statements include the unaudited consolidated condensed interim statement of financial position, results of operations and cash flows of the Company and its consolidated subsidiaries. The basis of consolidation and the subsidiaries are the same as for the Company's audited consolidated financial statements for the year ended December 31, 2024.

The consolidated information disclosed in these consolidated condensed interim financial statements include the following subsidiaries:

	Main bussines	Country	% of direct and indirect ownership as of		
			30.09.2025	31.12.2024	30.09.2024
Subsidiary name:					
Cofesur S.A.U.	Investment	Argentina	100	100	100
Ferrosur Roca S.A. (1)	Rail freight transportation	Argentina	80	80	80
Recycomb S.A.U.	Waste recycling	Argentina	100	100	100

(1) Directly controlled by Cofesur S.A.U.

Below is a summary of the financial information of Ferrosur Roca S.A., a subsidiary with material non-controlling interests.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
9

30.09.2025 31.12.2024 Current assets 16,520,538 15,534,625 Non-current assets 17,429,457 14,534,207 Current liabilities 28,643,938 20,945,503 Non-current liabilities 1,579,636 3,120,875 Equity attributable to the owners of the company 2,981,137 4,801,963 Non-controlling interests 745,284 1,200,491 30.09.2025 30.09.2024 Nine month period Sales revenues 53,398,759 58,583,408 Financial results, net (1,771,500) 948,988 Depreciations (2,725,852) (5,482,101) Income tax 1,674,439 1,984,762 (Loss) profit for the period (2,276,033) 960,428 30.09.2025 30.09.2024 Nine month period Net cash generated by operating activities 821,464 3,049,986 Net cash used in investing activities (6,698,042) (3,869,456) Net cash generated by financing activities 5,748,144 1,274,372 Financial and holding results used in cash (80,560) (501,718) 2.3. Accounting policies These consolidated condensed interim financial statements have been prepared using the same accounting policies and criteria used in the preparation of the audited consolidated financial statements for the year ended December 31, 2024, except for the adoption of new standards and interpretations effective as of January 1, 2025, if any. 2.3.1. Application of new and revised International Financial Reporting Standards (IFRS) - Adoption of new and revised IFRS The Group has adopted all of the new and revised standards and interpretations issued by the International Accounting Standards Board (“IASB”) that are relevant to its operations and that are mandatorily effective as of September 30, 2025, as described in Note 2.4 to the Group's annual consolidated financial statements as of December 31, 2024. The Group has not opted for early adoption of any other standard, interpretation or amendment that has been issued but is not yet in force. - New standards New standards and interpretations are those issued during the nine-month period ended September 30, 2025 and the standards and interpretations issued but not mandatory as of that date are described in Note 2.4 to the consolidated financial statements as of December 31, 2024. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 10

3. CRITICAL ACCOUNTING JUDGMENTS AND KEY SOURCES USED FOR ESTIMATING UNCERTAINTY In the application of the Group´s accounting policies, the Group´s management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are relevant. Actual results may differ from these estimates. In the ordinary course of its business, the Group selects tax criteria and accounting positions based on a reasonable interpretation of current regulations, also taking into account the opinion of its tax and legal advisors together with the evidence available up to the date of issue of these financial statements. However, there may be situations in which the assessment that a third party could make of them and the eventual realization of damage to the Group is uncertain. For such cases, the Group has evaluated the issues considering their significance in relation to the financial statements and has not made a provision as it is not required by current accounting standards. Underlying estimates and assumptions are continuously reviewed. Changes in estimates are accounted for prospectively. The unaudited consolidated condensed interim financial statements reflect all adjustments which are, in the opinion of Management, necessary to make a fair presentation of the results for the interim periods presented. There are no significant changes to the critical judgements used by Management in applying accounting policies to the critical judgements disclosed in the annual consolidated financial statements for the year ended December 31, 2024. 4. REVENUES 30.09.2025 30.09.2024 Nine month period Sales of goods 1,020,524,859 1,023,981,857 Domestic market 1,020,180,889 1,023,482,613 External customers 343,970 499,244 Services rendered 29,286,001 25,777,454 (-) Bonuses / Discounts (472,327,868) (409,429,119) Total 577,482,992 640,330,192 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 11

5. COST OF SALES 30.09.2025 30.09.2024 Nine month period Inventories at the beginning of the year 327,760,159 263,357,064 Finished products 10,611,916 11,080,130 Products in progress 57,862,781 46,877,127 Raw materials, materials, fuel and spare parts 259,285,462 205,399,807 Purchases and production expenses for the period 459,390,016 511,672,383 Inventories at the end of the period (332,105,627) (293,557,871) Finished products (10,555,886) (11,116,995) Products in progress (38,123,396) (28,222,141) Raw materials, materials, fuel and spare parts (283,426,345) (254,218,735) Cost of sales 455,044,548 481,471,576 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 12

The detail of production expenses is as follows: 30.09.2025 30.09.2024 Nine month period Fees and compensation for services 4,558,739 4,407,126 Salaries, wages and social security contributions 76,778,805 77,170,566 Transport and travelling expenses 5,131,439 5,428,383 Data processing 246,466 289,395 Taxes, contributions and commissions 9,093,018 8,809,890 Depreciation and amortization 57,147,645 56,363,259 Preservation and maintenance costs 45,543,978 55,313,536 Communications 606,952 583,512 Leases 591,648 799,878 Employee benefits 3,096,071 3,213,635 Water, natural gas and energy services 140,940 201,621 Freight 46,169,834 44,257,504 Fuel 46,383,080 56,954,032 Insurance 1,907,238 1,821,358 Packaging 17,139,160 16,736,266 Electrical power 33,042,631 35,096,522 Contractors 40,230,560 40,491,302 Canon (concession fee) 480,560 368,348 Security 3,120,607 3,238,075 Others 7,457,080 7,912,705 Total 398,866,451 419,456,913 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 13

6. SELLING AND ADMINISTRATIVE EXPENSES 30.09.2025 30.09.2024 Nine month period Managers and directors compensation and fees 4,720,433 4,338,608 Fees and compensation for services 4,619,542 5,283,655 Salaries, wages and social security contributions 16,049,859 16,518,616 Transport and travelling expenses 942,136 909,801 Data processing 3,326,683 3,222,580 Advertising expenses 2,569,699 3,184,610 Taxes, contributions and commissions 12,857,255 13,537,140 Depreciation and amortization 3,564,725 3,624,758 Preservation and maintenance costs 149,545 175,469 Communications 349,741 257,591 Leases 807,860 454,957 Employee benefits 444,126 776,679 Water, natural gas and energy services 60,729 55,866 Freight 6,410,070 7,988,792 Insurance 2,607,952 2,416,431 Allowance for doubtful accounts 75,825 28,228 Others 891,692 1,049,393 Total 60,447,872 63,823,174 7. OTHER GAIN AND LOSSES 30.09.2025 30.09.2024 Nine month period Gain on disposal of property, plant and equipment 540,843 1,255,045 Donations (403,823) (370,320) Technical assistance services provided - 10,028 Gain on tax credit acquired 1,438,589 127,068 Contingencies (649,047) (858,632) Leases 880,664 675,990 ADSs program 791,233 1,160,450 Miscellaneous 847,539 408,685 Total 3,445,998 2,408,314 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 14

8. TAX ON BANK ACCOUNTS DEBITS AND CREDITS The general tax rate on bank debits and credits is 0.6% for the amounts debited and credited in the bank accounts of the Group. For the amounts debited and credited, 33% of both items may be taken as payment on account of other taxes. The 67% of the tax paid is included in this line item in the statement of profit or loss and other comprehensive income. 9. FINANCIAL RESULTS, NET 30.09.2025 30.09.2024 Nine month period Exchange rate differences Foreign exchange gains 14,303,284 7,869,862 Foreign exchange losses (79,195,353) (48,253,235) Total (64,892,069) (40,383,373) Financial income Interest from short-term investments 485,001 858,651 Unwinding of discounts on provisions and liabilities 2,100,690 662,761 Total 2,585,691 1,521,412 Financial expenses Interest on borrowings (32,038,577) (63,287,293) Interest on leases (432,898) (524,675) Tax interest (37,160) (38,651) Unwinding of discounts on receivables (1,977,913) (8,070,064) Others (4,816,676) (14,241,636) Total (39,303,224) (86,162,319) 10. INCOME TAX EXPENSE Income tax expense is recognized on the basis of the actual profit for the period and the statutory rate expected at yearend. This criterion does not significantly differ from the criterion established in IAS 34, which requires income tax expense to be recognized in each interim period based on the best estimate of the effective tax rate expected as of year-end. The reconciliation of income tax expense for the nine-month periods ended September 30, 2025 and 2024, and which would result from applying the statutory rate in force on the net profit before income tax expense that arises from the condensed interim statement of profit or loss and other comprehensive income for each period is as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 15

30.09.2025 30.09.2024 Total profit before income tax expense 22,548,978 258,748,419 Statutory income tax rate 35% 35 % Income tax at statutory rate (7,892,142) (90,561,947) Adjustments for calculation of the effective income tax: (Provision) Recover of tax loss carryforwards (567,553) 683,038 Effects of the fiscal revaluation and adjustment to reflect inflation for accounting and tax purposes 1,712,566 (8,476,180) Other non-taxable income or non-deductible expense, net (109,019) 2,374 Total income tax expense (6,856,148) (98,352,715) INCOME TAX Current (10,258,532) (68,382,585) Deferred 3,402,384 (29,970,130) Total (6,856,148) (98,352,715) Likewise, the breakdown of deferred income as of September 30, 2025 and December 31, 2024 is as follows: 30.09.2025 31.12.2024 Deferred tax assets Loss carryforward 7,246,581 4,814,258 Allowance for tax loss carryforwards (4,514,758) (4,814,258) Provisions 3,704,828 3,662,789 Salaries and social security payables 546,690 767,420 Other liabilities 710,127 994,449 Others 1,317,872 1,487,369 Total deferred tax assets 9,011,340 6,912,027 30.09.2025 31.12.2024 Deferred tax liabilities Property, plant and equipment (253,926,647) (259,521,942) Inventories (68,514,694) (64,711,182) Others (2,243,286) (1,732,946) Total deferred tax liabilities (324,684,627) (325,987,698) Total net deferred tax liabilities (315,673,287) (319,075,671) The Group carries tax losses for a total of 20,704,518, of which 33,353 expire in 2026, 11,007,304 in 2027, 23,007 in 2028, 214,065 in 2029 and 9,426,789 in 2030. On September 30, 2025, the Group recognized a provision for losses totaling 12,899,308. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 16

11. EARNINGS PER SHARE Basic and diluted earnings per share The earnings and the weighted average number of common shares used in the calculation of basic and diluted earnings per share are as follows: Nine months Three months 30.09.2025 30.09.2024 30.09.2025 30.09.2024 Profit attributable to the owners of the parent company used in the calculation of earnings per share - basic and diluted 16,076,455 160,254,633 (8,467,647) 27,575,918 Weighted average number of common shares for purposes of basic and diluted earnings per share (in thousands) 583,483 583,480 583,483 583,483 Basic and diluted earnings per share (in pesos) 27.5526 274.6532 (14.5122) 47.2609 12. PROPERTY, PLANT AND EQUIPMENT 30.09.2025 31.12.2024 Cost 3,308,178,537 3,302,462,052 Accumulated depreciation (2,035,259,994) (2,016,695,778) Total 1,272,918,543 1,285,766,274 Land 16,354,799 16,354,799 Plant and buildings 240,000,241 204,470,271 Machinery, equipment and spare parts 889,942,326 879,550,606 Transport and load vehicles 17,838,177 19,762,574 Furniture and fixtures 1,265,163 1,210,006 Quarries 98,861,304 96,008,047 Tools 1,303,417 1,539,037 Construction in progress 7,353,116 66,870,934 Total 1,272,918,543 1,285,766,274 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 17

13. RIGHT OF USE OF ASSETS AND LEASE LIABILITIES The Group has entered into lease agreements primarily for the lease of offices and premises. The evolution of the right of use of assets and lease liabilities as of September 30, 2025 and December 31, 2024 is as follows: 30.09.2025 31.12.2024 Lease liabilities: At the beginning of the period / year 3,886,628 10,590,363 Additions 604,661 354,178 Interest accrued in the period / year 432,898 678,895 Foreign exchange loss 922,229 1,323,195 Gain on net monetary position (720,721) (5,504,605) Decrease - (1,438,120) Payments (1,561,262) (2,117,278) At the end of the period / year 3,564,433 3,886,628 30.09.2025 31.12.2024 Right of use assets: At the beginning of the period / year 3,874,132 6,763,036 Additions 604,661 354,178 Decrease - (1,528,491) Depreciations (1,266,008) (1,714,591) At the end of the period / year 3,212,785 3,874,132 14. INVESTMENTS 30.09.2025 31.12.2024 Non-current Investments in other companies - Cementos del Plata S.A. 84,645 84,645 Total 84,645 84,645 30.09.2025 31.12.2024 Current Short-term investments - Public securities in dollars 337,833 - - Mutual funds in pesos 1,623,160 627,445 -Short-term investments in foreign currency (*) 101,883,075 78,088 Total 103,844,068 705,533 (*) As of September 30, 2025, it includes 48,522,760 for placements with terms greater than 90 days from the start of the placement. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 18

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

15. INVENTORIES

	30.09.2025	31.12.2024
Non-current		
Spare parts	99,967,829	83,150,270
Allowance for obsolete inventories	(1,516,347)	(1,473,733)
Total	**98,451,482**	**81,676,537**

	30.09.2025	31.12.2024
Current		
Finished products	10,555,886	10,611,916
Products in progress	38,123,396	57,862,781
Raw materials, materials and spare parts	160,679,012	152,955,626
Fuels	24,295,851	24,653,299
Total	**233,654,145**	**246,083,622**

16. RELATED PARTY TRANSACTIONS AND BALANCES

The outstanding balances between the Group and related parties as of September 30, 2025 and December 31, 2024 are as follows:

	30.09.2025	31.12.2024
Related companies:		
InterCement Brasil S.A.		
Accounts payable	(258,232)	(208,898)
InterCement Trading e Inversiones S.A.		
Other receivables	2,897,360	2,638,504
Accounts payable	(1,423,673)	(1,151,752)
Intercement Participações S.A.		
Other receivables	3,482,420	3,171,293
Accounts payable	(3,365,421)	(2,767,771)
InterCement Trading e Inversiones Argentina S.L.		
Other receivables	2,068,286	-

Summary of balances as of September 30, 2025 and December 31, 2024 is as follows:

	30.09.2025	31.12.2024
Other receivables	8,448,066	5,809,797
Accounts payable	(5,047,326)	(4,128,421)

The transactions between the Group and related parties for the nine month periods ended September 30, 2025 and 2024 are detailed below. These transactions are made on terms equivalent to those that prevail in arm's length transactions:

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
19

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	30.09.2025	30.09.2024
InterCement Participações S.A. – Sales of services	-	153,298

The amount recognized in the consolidated statement of profit or loss and other comprehensive income related to key management salaries, wages and fees amounted to 3,206,762 and 3,359,044 for the nine-month periods ended September 30, 2025 and 2024, respectively. Additionally, a loss has been accrued under the long-term incentive program for a total of 592,000 and 627,115 during the nine-month periods ended September 30, 2025 and 2024, respectively. Finally, 65,624 American Depositary Receipts ("ADRs") were distributed during the nine-month period ended September 30, 2024 and within the framework of the aforementioned incentive programs.

The Group did not recognize any expense in the current period, or in previous ones, regarding bad or doubtful accounts related to amounts owed by related parties.

The outstanding amounts as of September 30, 2025 are not secured and will be settled in cash. No guarantees have been granted or received on the outstanding balances.

17. OTHER RECEIVABLES

	30.09.2025	31.12.2024
Non-current		
Advances to suppliers	325,779	6,131,592
Tax credits	122,430	98,881
Contributions to the Trust Fund to Strengthen the Inter-urban Railroad System (F.F.F.S.F.I.)	397,791	1,232,621
Prepaid expenses	1,307,380	1,388,480
Guarantee deposits	9,656	8,794
Subtotal	2,163,036	8,860,368
Allowance for doubtful receivables	(397,791)	(1,232,621)
Total	**1,765,245**	**7,627,747**

	30.09.2025	31.12.2024
Current		
Income tax credits	16,595,819	15,509
Turnover tax credits	1,443,343	-
Value added tax credits	13,396	-
Credit for sale of interest in Yguazu Cementos S.A.	-	1,256,252
Related parties' receivables (Note 16)	8,448,066	5,809,797
Prepaid expenses	5,998,064	2,338,974
Reimbursements receivable	35,176	51,735
Advances to suppliers	2,826,790	1,694,401
Salaries advances and loans to employees	171,644	152,613
ADSs service fee receivable	-	1,101,623
Receivables from sales of property, plant and equipment	3,041,873	3,307,124
Miscellaneous	2,379,402	1,141,624
Total	**40,953,573**	**16,869,652**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
20

18. TRADE ACCOUNTS RECEIVABLE 30.09.2025 31.12.2024 Accounts receivable 74,342,580 60,181,584 Accounts receivable in litigation 3,255,058 2,921,610 Notes receivable 524 640 Foreign customers 47,676 - Subtotal 77,645,838 63,103,834 Allowance for doubtful accounts (3,349,128) (3,036,344) Total 74,296,710 60,067,490 19. CAPITAL STOCK AND OTHER CAPITAL RELATED ACCOUNTS 30.09.2025 31.12.2024 Capital 58,348 58,348 Adjustment to capital 114,336,615 114,336,615 Share premium 169,520,493 169,520,493 Treasury stocks trading premium 456,518 456,518 Merger premium 38,115,073 38,115,073 Total 322,487,047 322,487,047 The issued, paid-in and registered capital, consists of: Common stock with a face value of $ 0.1 per share and entitled to 1 vote each, fully paid-in (in thousand) 583,483 583,483 Acquisition of treasury stock Based on the context and the Group’s financial position, the Board of Directors may approve various plans for the acquisition of own shares. Pursuant to Article 64 of the Capital Markets Law, treasury stock may not exceed, as a whole, the limit of 10% of capital stock. Such acquisitions are made with realized and liquid profits, since the Company approves these plans only if it has the necessary liquidity to carry out the acquisition of approved treasury shares without affecting its solvency. On December 19, 2023, taking into account the context and financial position of the Group, the Board of Directors approved a new plan for the acquisition of own shares for up to a maximum amount of $600 million and for a period of up to on March 30, 2024. During the nine-month period ended September 30, 2024, the Group acquired 65,624 ADRs for a total value of 725,491. These shares were given to certain Group employees in compensation for their services as mentioned in note 16. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 21

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

20. BORROWINGS

20.1. Composition of borrowings

	30.09.2025	31.12.2024
Borrowings		
- In foreign currency	319,735,271	190,713,174
- In local currency	77,005,133	17,728,611
Total	**396,740,404**	**208,441,785**
Non-current borrowings	155,375,972	85,646,123
Current borrowings	241,364,432	122,795,662
Total	**396,740,404**	**208,441,785**

20.2. Detail of borrowings

	30.09.2025				31.12.2024
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in foreign currency - US$					
Stock market promissory note	Loma Negra C.I.A.S.A.	-	Jan-25	-	1,252,566
Stock market promissory note	Loma Negra C.I.A.S.A.	-	Feb-25	-	3,126,075
Stock market promissory note	Loma Negra C.I.A.S.A.	-	Sep-25	-	2,159,171
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Oct-25	3,047,087	3,568,723
Stock market promissory note	Loma Negra C.I.A.S.A.	6.40%	Nov-25	136,772	-
Stock market promissory note	Loma Negra C.I.A.S.A.	6.95%	Dec-25	931,599	2,950,222
Stock market promissory note	Loma Negra C.I.A.S.A.	6.80%	Jan-26	5,324,091	2,786,372
Stock market promissory note	Loma Negra C.I.A.S.A.	7.25%	Feb-26	146,992	127,213
Stock market promissory note	Loma Negra C.I.A.S.A.	7.37%	Apr-26	1,112,000	931,276
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Jul-26	32,862	-
Stock market promissory note	Loma Negra C.I.A.S.A.	7.00%	Aug-26	65,138	-
Total borrowings in foreign currency				**10,796,541**	**16,901,618**

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
22

LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)

	30.09.2025				31.12.2024
	Company	Rate	Last maturity date	Amount	Amount
Borrowings in local currency					
Bank overdrafts	Ferrosur Roca S.A.	42.96%	Oct-25	13,744,380	5,943,454
Bank overdrafts	Loma Negra C.I.A.S.A.	60.90%	Oct-25	11,817,169	360,763
Stock market promissory note	Loma Negra C.I.A.S.A.	65.44%	Oct-25	6,125,606	-
Securities-guaranteed	Loma Negra C.I.A.S.A.	25.12%	Oct-25	45,317,978	11,424,394
Total borrowings in local currency				**77,005,133**	**17,728,611**

	30.09.2025				31.12.2024
	Company	Rate	Last maturity date	Amount	Amount
Corporate notes - US$					
Serie – Class 2	Loma Negra C.I.A.S.A.	6.50%	Dec-25	77,895,532	90,381,350
Serie – Class 3	Loma Negra C.I.A.S.A.	7.49%	Mar-26	59,736,676	70,737,462
Serie – Class 4	Loma Negra C.I.A.S.A.	6.00%	May-26	14,136,714	12,692,744
Serie – Class 5	Loma Negra C.I.A.S.A.	8.00%	Jul-27	157,169,808	-
Total corporate bonds in foreing currency				**308,938,730**	**173,811,556**
Total				**396,740,404**	**208,441,785**

	30.09.2025	31.12.2024
Summary of borrowings by Company:		
Loma Negra C.I.A.S.A.	382,996,024	202,498,331
Ferrosur Roca S.A.	13,744,380	5,943,454
Total	**396,740,404**	**208,441,785**

20.3. Movements of borrowings

The movements of borrowings for the nine-month period ended September 30, 2025 are as disclosed below:

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

23

Balances as of January 1, 2025 208,441,785 New borrowings 187,409,516 New negotiable obligations 110,875,143 Interest accrued 32,012,350 Effect of exchange rate differences 68,816,822 Gain on net monetary position (53,515,374) Interest payments (25,751,071) Principal payments (131,548,767) Balances as of September 30, 2025 396,740,404 As of September 30, 2025, the long-term borrowings have the following maturity schedule: Fiscal year 2027 155,375,972 Total 155,375,972 21. ACCOUNTS PAYABLE 30.09.2025 31.12.2024 Current Suppliers 65,991,982 88,012,599 Related parties (Note 16) 5,047,326 4,128,421 Accounts payable for investments in property, plant and equipment 595,362 1,980,636 Expenses accrual 20,959,268 20,027,533 Total 92,593,938 114,149,189 22. PROVISIONS 30.09.2025 31.12.2024 Labor and social security 2,814,157 3,143,479 Environmental restoration 10,339,293 9,079,753 Civil and others 1,332,058 1,487,037 Total 14,485,508 13,710,269 Changes in the provisions were as follows: LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 24

**LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM
FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)**

	Labor and social security	Environmental restoration	Civil and other	Total
Balances as of December 31, 2024	3,143,479	9,079,753	1,487,037	13,710,269
Increases	1,188,621	3,069,026	523,431	4,781,078
Gain on net monetary position	(535,112)	(1,809,486)	(303,057)	(2,647,655)
Uses (*)	(982,831)	-	(375,353)	(1,358,184)
Balances as of September 30, 2025	**2,814,157**	**10,339,293**	**1,332,058**	**14,485,508**

(*) Includes the application of provisions to their specific purposes.

23. TAX LIABILITIES

	30.09.2025	31.12.2024
Current		
Income tax	1,223,560	48,463,722
Value added tax	7,925,894	5,105,957
Turnover tax	2,231,427	2,066,786
Other taxes, withholdings and perceptions	1,381,093	1,498,233
Total	**12,761,974**	**57,134,698**

24. OTHER LIABILITIES

	30.09.2025	31.12.2024
Non-current		
Benefit plans	850,238	1,037,003
Termination payment plans	347,136	195,097
Total	**1,197,374**	**1,232,100**
Current		
Termination payment plans	831,561	584,534
Dividends payable to third parties minority	223,891	276,021
Others	289,311	354,554
Total	**1,344,763**	**1,215,109**

25. CASH AND CASH EQUIVALENTS

For purposes of the consolidated condensed interim statement of cash flows, cash and cash equivalents include cash, banks accounts and short-term investments with high liquidity (with maturities of less than 90 days from the date of acquisition) held to settle short term liabilities, which are easily convertible into cash and that have low risk of changes in their value. Cash and cash equivalents at the end of each reporting period/year as shown in the consolidated condensed interim statement of cash flows can be reconciled to the related items in the consolidated condensed interim statement of financial position as follows:

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.
25

**LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA
NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM
FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025
(All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated)**

	30.09.2025	31.12.2024
Cash and banks	11,377,461	9,726,682
Short-term investments (Note 14)	55,321,308	705,533
Cash and cash equivalents	66,698,769	10,432,215

26. NON-CASH TRANSACTIONS

Below is a detail of the transactions that did not involve cash flow movements during the nine-month periods ended September 30, 2025 and 2024, respectively:

	30.09.2025	30.09.2024
- Right of use of assets	604,661	67,710
- Acquisitions of property, plant and equipment financed with trade payables	397,558	1,025,880
- Share-based payment plans - benefit plan	–	760,491

27. SEGMENT INFORMATION

The Group has adopted IFRS 8 – "Operating Segments", that require operating segments to be identified on the basis of internal reports regarding components of the Group that are regularly reviewed by the Executive Committee, chief operating decision maker, in order to allocate resources to the segments and to assess their performance. This analysis is based on monthly information concerning historical figures of the identified segments. The information reviewed by the main decision maker basically consists in the historical details corresponding to each month accumulated until the end of the reporting period. It is for this reason that they differ from the inflation-adjusted figures as described in Note 2.2.

For the purposes of managing its business both financially and operatively, the Group has classified the operations of its businesses as follows:

i) Cement, masonry cement and lime: this segment includes the results from the cement, masonry cement and lime business, and comprises the procurement of raw materials from quarries, the manufacturing process of clinker / quicklime and their subsequent grinding with certain additions in order to obtain the cement, masonry cement and lime.

ii) Concrete: this segment includes the results generated from the production and sale of ready-mix concrete. It also includes the delivery of the product at the worksite and, depending on the circumstances, the pumping of concrete up to the place of destination.

iii) Aggregates: this segment includes the results generated from the production and sale of granitic aggregates.

iv) Railroad: this segment includes the results generated from the provision of the railroad transportation service.

v) Others: this segment includes the results of the industrial waste treatment and recycling business to produce materials for use as fuel.

Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission ("CNV"). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation.

26

30.09.2025 30.09.2024 Revenues With external customers Cement, masonry cement and lime 451,780,557 352,395,191 Concrete 47,297,241 32,714,025 Railroad 21,011,000 13,654,404 Aggregates 8,555,288 5,431,961 Others 6,101,924 3,033,777 With other segment Cement, masonry cement and lime 14,693,727 9,044,863 Rail services 28,402,893 23,971,388 Aggregates 5,529,847 4,621,209 Others 1,034,317 859,715 Inter-segment eliminations (49,660,784) (38,497,175) Subtotal 534,746,010 407,229,358 Effect from restatement in constant currency 42,736,982 233,100,834 Total 577,482,992 640,330,192 30.09.2025 30.09.2024 Cost of sales Cement, masonry cement and lime 298,810,322 206,244,783 Concrete 48,837,646 31,681,586 Railroad 47,886,472 32,813,671 Aggregates 16,311,397 10,357,239 Others 3,138,132 2,138,211 Inter-segment eliminations (49,660,784) (38,497,175) Subtotal 365,323,185 244,738,315 Effect from restatement in constant currency 89,721,363 236,733,261 Total 455,044,548 481,471,576 LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 27

30.09.2025 30.09.2024 Selling, administrative expenses and other gains and losses Cement, masonry cement and lime 43,447,812 31,852,264 Concrete 2,054,961 1,064,809 Railroad 2,026,598 1,301,774 Aggregates 161,607 108,440 Others 1,362,942 880,603 Subtotal 49,053,920 35,207,890 Effect from restatement in constant currency 7,947,954 26,206,970 Total 57,001,874 61,414,860 30.09.2025 30.09.2024 Depreciation and amortization Cement, masonry cement and lime 6,570,069 3,082,910 Concrete 298,985 159,505 Railroad 998,897 804,082 Aggregates 855,203 219,912 Others 18,272 4,402 Subtotal 8,741,426 4,270,811 Effect from restatement in constant currency 52,572,547 57,327,616 Total 61,313,973 61,598,427 30.09.2025 30.09.2024 Sales revenue less cost of sales, selling, administrative expenses and other gains and losses Cement, masonry cement and lime 124,216,150 123,343,007 Concrete (3,595,366) (32,370) Railroad (499,177) 3,510,347 Aggregates (2,387,869) (412,509) Others 2,635,167 874,678 Subtotal 120,368,905 127,283,153 Effect from restatement in constant currency (54,932,335) (29,839,397) Total 65,436,570 97,443,756 Tax on bank accounts debits and credits (6,472,835) (6,709,668) Financial results, net (36,414,757) 168,014,331 Income tax (6,856,148) (98,352,715) Net profit for the year 15,692,830 160,395,704 In relation to the segregation of profit or loss by geographic segment, the Group carries out its activities and operations in Argentina, exports are not significant. No customer has contributed 10% or more of the Group´s revenue for the nine-month periods ended September 30, 2025 and 2024, respectively. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 28

28. FINANCIAL INSTRUMENTS 28.1. Net debt to equity ratio The net debt to equity ratio of the reported period/fiscal year is as follows: 30.09.2025 31.12.2024 Debt (i) 396,740,404 208,441,785 Cash and cash equivalents 115,221,529 10,432,215 Net debt 281,518,875 198,009,570 Equity (ii) 983,033,655 967,340,825 Net debt to equity ratio 0.29 0.20 (i) Debt is defined as current and non-current borrowings. (ii) Shareholders’ equity includes all the non-controlling interests, which are managed as capital. 28.2. Categories of financial instruments 30.09.2025 31.12.2024 Financial assets At amortized cost: Cash and banks 11,377,461 9,726,682 Investments 48,649,758 78,088 Accounts receivable and other receivables 88,092,371 72,188,374 At fair value through profit and loss: Investments 55,194,310 627,445 Financial liabilities Amortized cost 525,956,164 409,743,729 28.3. Financial risks The Group´s activities are exposed to a variety of financial risks: market risk (including foreign currency risk, interest rate risk and price risk considering the current inflation rates), credit risk and liquidity risk. The Group maintains an organizational structure and systems that allow the identification, measurement and control of the risks to which it is exposed. These consolidated condensed interim financial statements do not include all the information and disclosures on financial risks, therefore, they should be read in conjunction with the Group´s consolidated financial statements for the fiscal year ended December 31, 2024 issued on March 6, 2025. 28.4. Fair value measurement Fair value measurement is described in Note 32.8 to the annual consolidated financial statements as of December 31, 2024. From December 31, 2024 through September 30, 2025, there have been no significant changes in the industry’s economic activity affecting the fair value of the Group´s financial assets and liabilities, either measured at fair value or LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 29 amortized cost. In addition, there were no transfers among the different levels of fair value hierarchy to assess the fair value of the Group's financial instruments during the nine-month period ended September 30, 2025. The carrying amounts of financial assets and liabilities recognized at amortized cost, included in the consolidated financial statement as of September 30, 2025 approximate to their fair values. Borrowings are measured at amortized cost considering the effective interest rate method, which approximate to their fair value given their cancellation period. 28.5. Exchange risk management The Group carries out transactions in foreign currency and is hence exposed to exchange rate fluctuations, also considering the current exchange regulations in force. Exposures in the exchange rate are managed within approved policy parameters using foreign exchange contracts. The carrying amounts of monetary assets and liabilities stated in currencies other than the functional currency of each company consolidated at the end of the reporting period/year are as follows: 30.09.2025 31.12.2024 Liabilities United States Dollars 346,671,399 217,226,000 Euro 4,989,838 1,608,197 Real 651 516 Assets United States Dollars 112,018,962 12,161,168 Euro 15,908 13,422 Foreign currency sensitivity analysis The Group is mainly exposed to the US Dollar and Euro, considering that the Group’s functional currency is the Argentine peso. The following table shows the sensitivity of the Group to an increase in the exchange rate of the US dollar and the euro as of September 30, 2025. The sensitivity rate is the rate used when reporting exchange rate risk internally to key management staff and represents management’s assessment of a possible reasonable change in exchange rates. The sensitivity analysis includes only outstanding monetary items denominated in foreign currency and adjusts their translation on the balance sheet day for a 25% change in the exchange rate, considering for its calculation the whole of the items of the subsidiaries. Effect of US dollars Euro Loss for the period 58,663,109 1,243,483 Decrease in of shareholder's Equity 58,663,109 1,243,483 Additionally, considering the current exchange regulations existing in Argentina, the Group constantly monitors the alternatives for collecting assets and canceling liabilities in foreign currency and their corresponding impacts. The result derived from the use of financial instruments for the cancellation of operations in foreign currency is recognized at the moment in which the Group unconditionally commits or irreversibly executes such cancellation in kind. As of the date of issuance of these financial statements, the use of financial instruments to settle the aforementioned transactions would result in an impact of approximately 2.2% on the financial statements. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 30

29. COMMITMENTS The Group’s commitments are described in Note 33 to the annual consolidated financial statements for the fiscal year ended December 31, 2024. 30. FERROSUR ROCA S.A. CONCESSION AND RELATED RAIL SERVICES Ferrosur Roca S.A. is indirectly controlled by the Company, through Cofesur S.A.U. which owns 80% of the interest, 16% of which belongs to the National State and the remaining 4% belongs to the workers of Ferrosur Roca S.A. through a trust created for this purpose. On March 11, 1993, Ferrosur Roca S.A. obtained the concession of the General Roca National Cargo Railway Network with the exception of the Altamirano-Miramar corridor and the urban sections, through the approval of the concession contract formalized by National Executive Branch Decree No. 2681/92, after the presentation made through a national and international tender and formalized to that effect. The area of influence is concentrated in the center and south of the province of Buenos Aires, north of the province of Río Negro and Neuquén. It has access to the ports of Buenos Aires, Dock Sud, La Plata, Quequén, and Bahía Blanca. On February 11, 2025, through Resolution 99/2025, the Ministry of Economy removed from the concession of Ferrosur Roca S.A. the station called Sola and the branch line that connects it from the bridge over the Riachuelo. The term of the concession was 30 years, expiring in March 2023, with the possibility of an extension of 10 additional years. Ferrosur Roca S.A. has renegotiated the Concession Agreement as a result of the renegotiation process for obligations arising from public administration contracts, including those for public works and services, in accordance with Law No. 25,561 and within the framework of ME Resolution No. 20/02 and Decree No. 293/02, subsequently repealed. The Contract Renegotiation Agreement signed between UNIREN (Contract Renegotiation and Analysis Unit) and Ferrosur Roca S.A. was ratified by the National Executive Branch through Decree No. 2017, dated November 25, 2008. On March 8, 2018, and with the due consent of Cofesur S.A.U., Ferrosur Roca S.A. requested the above-mentioned extension, and in line with the bidding terms and conditions and the concession agreement. The concession extension request was reiterated on March 1, 2019. However, as it is mentioned in following paragraphs, the federal government issued diverse regulations with the objective that the national railway network be based on a mixed modality combining public and private cargo operators, where the National State will manage the infrastructure and control the related investments, thus allowing any registered railway operator to provide railway services regardless of who owns or possesses the facilities at the point of loading or destination (the "open access" scheme). In line with this, on March 29, 2021, through Resolution No. 219/2021, the National Commission for the Regulation of Transport (“CNRT”) approved the Regulation of the National Registry of Railway Operators and granted said capacity to Ferrosur Roca S.A. and the other concessionaires that operate the current railway concessions. In accordance with said resolution, once the “open access” scheme is in force, any registered railway operator will be able to provide railway services, as previously mentioned. Subsequently, through Resolution No. 211 of the Ministry of Transport wich was published on June 28, 2021, rejected the request for an extension of the concession contract made by Ferrosur Roca S.A. in 2018, along with similar requests from other existing private railway concessionaires in the country, confirming the termination of all existing concession contracts with private freight railway concessionaires. Likewise, the Ministry of Transport published various resolutions extending for periods of between 12 and 18 months the concessions granted to the various concessionaires, including Ferrosur Roca S.A., by virtue of which the concession period has been extended for the a third time until September 10, 2026, or the earlier date on which a new contracting model could be established. In this regard, on May 16, 2025, the Ministry of Economy granted FEPSA a temporary extension of its concession until April 30, 2026. On July 22, 2025, it granted Nuevo Central Argentino S.A. an LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 31 extension of its concession until December 21, 2032, and instructed the Undersecretary of Rail Transportation to invite Ferrosur Roca S.A. to participate in the bidding process. and FEPSA to make a proposal for contractual adjustment in accordance with the terms of Law No. 27,132 and Decree 1027/2018 modified by Decree 478/2025. Ferrosur Roca S.A. submitted a note expressing various relevant issues of the Concession which was not answered by the administration. Notwithstanding the foregoing, on September 10, 2025, through Resolution 52/2025 of the Secretariat of Transportation, Ferrosur Roca S.A. was notified of the aforementioned extension, and the commencement of proceedings was established to analyze, coordinate, and design a new contractual framework for the relationship between the National Government and the private sector for the operation of the current concession, a process on which there are still no updates. This resolution was challenged by Ferrosur Roca S.A. through a motion for reconsideration, in which it alleged multiple breaches by the National Government and the existence of discriminatory treatment toward Ferrosur Roca S.A. To date, the motion remains unresolved. During the extended period, services will be provided on a provisional basis and may be revoked at any time without generating any subjective right, expectancy right, or precedent in favor of the operators, nor any recognition of any sum for the eventual early revocation of the concession. The following are some additional related general rules: • On July 8, 2024, Law 27,742, known as the “Framework Law,” was published in the Official Gazette, authorizing the National Executive Branch to tender new concessions, including those for the railway system. • Additionally, on June 13, 2024, through Decrees No. 525 and No. 526/2024, the Government declared a state of public emergency in the railway sector for a period of 24 months. This measure, announced through the Official Gazette, aims to "safeguard the operational security of the provision of freight and passenger rail transport services." No new regulations or rules related to the implementation of the aforementioned "open access" scheme have yet been issued. The measure authorizes the Ministry of Transport to carry out "transactional acts and/or compensations within the framework of the final settlement of the Concession Contracts approved by Decrees No. 1144 of June 14, 1991, No. 994 of June 18, 1992, No. 2681 of December 29, 1992, No. 2608 of December 22, 1993, and No. 430 of March 22, 1994, and those signed with the provinces within the framework of Decrees No. 532 of March 27, 1992, and No. 1168 of July 10, 1992.”). • Taking into account all of the above and its intention to continue providing rail services, the Company has reassessed its position. On February 10, 2025, Decree 67/2025 was published, authorizing the Ministry of Economy to proceed with the privatization of Belgrano Cargas y Logística Sociedad Anónima through vertical disintegration and the separation of the activities and assets of each business unit, under the modality of public auction for the sale of rolling stock, and through the execution of public works concession contracts for the tracks and their adjacent properties, and the use of the railway workshops. At present, no subsequent actions such as the publication of tender documents or the opening of bidding processes have been issued. The Group has re-evaluated all accounting estimates, taking into account available information affected by the end of the current concession, and no significant impact are expected to the date. The Group will continue monitoring the new regulations as they come into effect, as well as the progress of ongoing negotiations with the National State and will record any related effect as soon as it is possible to make an estimate. 31. COMPLAINTS BROUGHT AGAINST THE GROUP AND OTHERS IN THE UNITED STATES During 2018, two lawsuits were brought in the United States (“USA”) against the Group, its directors and some of its first-line managers and the controlling shareholder at the time of the Company’s initial public offering in 2017 (“Initial Public Offering” or “IPO”), one in federal court and the other in the state of New York. Regarding the lawsuit filed in federal jurisdiction, during 2020, the Court sustained the motion to dismiss filed by the Group. Finally, on July 21, 2020, the plaintiffs voluntarily withdrew the appeal filed against the judgment of first instance that fully sustained the motion to dismiss submitted by the Group. Accordingly, a final and conclusive judgment was rendered in favor of the Group and the rest of the defendants, and the lawsuit came to an end. Regarding the state class action (Kohl v. Loma Negra CIASA, et al. -Index No. 653114/2018 - Supreme Court of the State of New York, County of New York), on October 11, 2023, we entered into a proposed agreement with the lead LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 32 plaintiff. The Agreement does not contain any admission or acknowledgment of guilt for wrongful conduct by Loma Negra or other defendants in the class action, and it includes a release of all claims. The New York State Court issued a final judgment under the Settlement on March 3, 2025. The deadline to appeal the judgment expired on April 2, 2025 and no appeal was filed. As a result, the settlement is now completely final and the releases are effective. 32. THE ARGENTINE CONTEXT During 2024, the federal government promoted several bills and succeeded in approving some key regulations for Argentina's economic activity. The main initiatives include the approval of the Law for the Bases and Starting Points for Argentines' Freedom No. 27,742 (“Bases Law”), which includes the declaration of a public emergency granting the Federal Executive delegated powers in several areas; the reform of the State, which will allow the government to sell some government-owned companies; the modernization of labor regulations to encourage the growth of formal private employment; the deregulation of the energy sector, aimed at maximizing the oil & gas production in the country for sale and export purposes; and an incentive system for large investments, applicable to energy, oil, gas and infrastructure projects. The federal government also approved a fiscal package that includes an tax amnesty program and a regularization system for assets, allowing for the legalization of money and goods. The government modified the exchange rate system as of April 14, 2025, eliminating most of the existing restrictions on access to the MULC (Single and Free Exchange Market) for companies and all individuals. These actions reflect the government's commitment to achieving fiscal balance. A zero monetary emission policy has been implemented, allowing for a primary and financial surplus in the short term, as well as a slowdown in inflation. This reflects the government's commitment to stabilizing the economy, promoting investment, and improving the country's fiscal situation in a context of economic challenges. The economic recovery observed since the second half of 2024 continued into the beginning of 2025. The Argentine economy navigated the second half of 2025 in an environment of increasing financial and exchange rate volatility, intensified by the election results in the Province of Buenos Aires and the uncertainty surrounding the legislative elections. Although the first quarter showed signs of recovery, activity began to slow down in July, affected by rising interest rates, pressure on the exchange rate, and political uncertainty. In this context, as of September 30, 2025, growth projections were revised downward: the IMF estimates GDP growth of 4.5% for 2025, while the Central Bank of Argentina's Market Expectations Survey (REM) places it at 3.9%. Inflation, although slowing, is projected at around 30% according to local estimates, and at 41.3% according to the IMF. For 2026, inflation is expected to continue declining, with estimates ranging between 16% and 20%. Despite the defeat in Buenos Aires Province in September, the government managed to reverse the outcome in the October 26 legislative elections, consolidating its position as the leading national political force. This victory strengthened the ruling party's position in Congress, which it believes will translate into the possibility of advancing structural reforms and sustaining the current economic program. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 33

33. OFFICIALY STAMPED BOOKS As of date of these interim financial statements, for administrative purposes, consolidated financial statements were not yet transcribed in the relevant certified book. LOMA NEGRA COMPAÑÍA INDUSTRIAL ARGENTINA SOCIEDAD ANÓNIMA NOTES TO THE UNAUDITED CONSOLIDATED CONDENSED INTERIM FINANCIAL STATEMENTS AS OF SEPTEMBER 30, 2025 (All amounts are expressed in thousands of Argentine pesos - $ - except otherwise indicated) Free translation in English of the original consolidated financial statements filed in Spanish with the Argentine National Securities Commission (“CNV”). In case of discrepancy, the consolidated financial statements filed with the CNV prevail over this free translation. 34